UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PEPCO HOLDINGS, INC.

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Filed by Pepco Holdings, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Pepco Holdings, Inc.

Commission File No.: 001-31403

On June 18, 2014, Pepco Holdings, Inc. and Exelon Corporation began conducting presentations and handing out the following fact sheets to customers, elected officials, media and members of the community in its various service territories as set forth below.

Washington, D.C.

What does the Exelon-PHI merger mean for Washington, D.C.?

Exelon-Pepco Holdings Inc. merger filing

On June 18, Exelon and Pepco Holdings Inc. (PHI) filed an application seeking approval of their proposed merger with the Public Service Commission (PSC) of the District of Columbia. The companies announced their proposed merger on April 30.

•	The combination will bring together Exelon’s three top-performing electric and gas utilities — BGE, ComEd and PECO — and PHI’s three utilities – Pepco, Atlantic City Electric and Delmarva Power to create the leading mid-Atlantic electric and gas utility.

•	The submission of the filings initiates the regulatory approval process in the District and includes exhibits and testimony that detail the customer, community and economic benefits that would result from the merger.

Merger will deliver direct benefits to Pepco customers and communities

The proposed merger will deliver direct benefits for Pepco customers.

•	Upon closing of the merger, Exelon will provide an aggregate amount of $43 million for a Customer Investment Fund in Pepco’s service territory, and of that amount, $14 million would be available for the Customer Investment Fund in the District of Columbia, based on the number of customers in the District. The Customer Investment Fund is to be used as the PSC deems appropriate for customer benefits, such as bill credits, assistance for low income customers and energy efficiency measures.

•	Exelon shares Pepco’s commitment to the local communities it serves. In the District of Columbia, Exelon has committed to provide an annual average of charitable contributions and local community support that exceeds Pepco’s 2013 level of $1.6 million. Pepco has historically made contributions in the District of Columbia to support local organizations and initiatives, as well as groups that have a national focus, such as the Trust for the National Mall.

•	Exelon proposed measures to effectively insulate Pepco from potential financial and credit risks of other Exelon businesses, known as “ring-fencing.” These measures are described in detail in the filings.

Local jobs and headquarters will be maintained

Exelon has committed to maintain operational headquarters for all three PHI utilities, including Pepco in D.C.; to no net involuntary merger-related job losses at Pepco for at least two years after the merger; and to honor all collective bargaining agreements.

At the close of the merger, Dave Velazquez, currently executive vice president, PHI Power Delivery, will become president and chief executive officer of the PHI utilities. Donna Cooper will also remain with Pepco as regional president.

PHI’s strong commitment to workforce- and supplier-diversity programs will be honored and maintained.

Commitment to build on reliability improvements with new, more stringent targets

Exelon and PHI are committed to build on the significant reliability improvements under way for Pepco — including the D.C. Power Line Undergrounding project (DC PLUG).

•	The companies are committed to exceeding the PSC’s reliability standards and further commit that by 2020:

•	Pepco’s average outage frequency in its D.C. operational area will not exceed 0.54, a 48 percent improvement over the 2011-2013 period.

•	Pepco’s average outage duration in its D.C. operational area will not exceed 107 minutes, a 28 percent improvement over the 2011-2013 period.

•	Compliance with these commitments will be based on a three-year historical average (2018-2020) to account for any abnormal weather variability that may occur in a given year.

•	Exelon has offered to be subject to financial penalties if Pepco does not meet its targets.

This reliability commitment is backed by merger testimony showing that Exelon utilities perform at a high level. ComEd and PECO are delivering first-quartile performance, and BGE’s reliability metrics have risen to their best-ever levels since joining Exelon in 2012.

Joining a family of utilities with distinguished emergency-response capabilities with crews and resources located in the mid-Atlantic area will benefit Pepco and its customers during major storms, while helping to reduce costs.

Merger will add jobs, inject millions of dollars into local economy

The merger commitments will result in significant economic benefits for the District of Columbia, as detailed in an economic modeling analysis included in the merger approval filings.

Combined with reliability improvement projects already announced by PHI and underway (including DC PLUG), the merger commitments will produce approximately 900 to 1,300 new jobs and between $95 million to $134 million in benefits to the Washington, D.C. economy. These results are anticipated to be achieved within six years after the merger closes.

Delaware

What does the Exelon-PHI merger mean for Delaware?

Exelon-Pepco Holdings Inc. merger filing

On June 18, Exelon and Pepco Holdings Inc. (PHI) filed an application seeking approval of their proposed merger with the Public Service Commission (PSC) of Delaware. The companies announced their proposed merger on April 30.

•	The combination will bring together Exelon’s three top-performing electric and gas utilities — BGE, ComEd and PECO — and PHI’s three utilities – Delmarva Power, Pepco and Atlantic City Electric — to create the leading mid-Atlantic electric and gas utility.

•	The submission of the filings initiates the regulatory approval process in Delaware and includes exhibits and testimony that detail the customer, community and economic benefits that would result from the merger.

Merger will deliver direct benefits to Delmarva Power customers and communities

The proposed merger will deliver direct benefits for Delmarva Power customers.

•	Upon closing of the merger, Exelon will provide an aggregate amount of $17 million to Delaware for a Customer Investment Fund to be used as the PSC deems appropriate for customer benefits, such as bill credits, assistance for low income customers and energy efficiency measures.

•	Exelon shares Delmarva Power’s commitment to the local communities it serves. In Delaware, Exelon has committed to provide an annual average of charitable contributions and local community support that exceeds Delmarva Power’s 2013 level of $699,000.

•	Exelon proposed measures to effectively insulate Delmarva Power from potential financial and credit risks of other Exelon businesses, known as “ring-fencing.” These measures are described in detail in the filings.

Local jobs and headquarters will be maintained

Exelon has committed to maintain operational headquarters for all three PHI utilities, including Delmarva Power in Delaware; to no net involuntary merger-related job losses at Delmarva Power for at least two years after the merger; and to honor all collective bargaining agreements.

At the close of the merger, Dave Velazquez, currently executive vice president, PHI Power Delivery, will become president and chief executive officer of the PHI utilities. Gary Stockbridge will also remain with Delmarva Power as regional president.

PHI’s strong commitment to workforce- and supplier-diversity programs will be honored and maintained.

Commitment to maintain reliability and to propose more stringent targets

Exelon and PHI are committed to maintain reliability levels for Delmarva Power and have proposed more stringent targets.

•	The companies recognize and support the ongoing dialogue in Delaware to determine the desired balance between reliability investment and the corresponding impact on rates.

•	In the filing, the companies are committed to exceeding the PSC’s reliability standards and further propose that by 2020:

•	Delmarva Power’s average outage duration in its Delaware operational area will not exceed 122 minutes, a 24 percent improvement over the 2011-2013 period.

•	Compliance with these commitments will be based on a three-year historical average (2018-2020) to account for any abnormal weather variability that may occur in a given year.

•	Exelon has offered to be subject to financial penalties if Delmarva Power does not meet its targets.

This reliability commitment is backed by merger testimony showing that Exelon utilities perform at a high level. ComEd and PECO are delivering first-quartile performance, and BGE’s reliability metrics have risen to their best-ever levels since joining Exelon in 2012.

Joining a family of utilities with distinguished emergency-response capabilities with crews and resources located in the mid-Atlantic area will benefit Delmarva Power and its customers during major storms, while helping to reduce costs.

Merger will add jobs, inject millions of dollars into local economy

The merger commitments will result in significant economic benefits for Delaware, as detailed in an economic modeling analysis included in the merger approval filings.

Combined with reliability improvement projects already announced by PHI and underway, the merger commitments will produce approximately 1,000 to 1,500 new jobs and between $89 million to $142 million in benefits to the Delaware economy. These results are anticipated to be achieved within six years after the merger closes.

New Jersey

What does the Exelon-PHI merger mean for New Jersey?

Exelon-Pepco Holdings Inc. merger filing

On June 18, Exelon and Pepco Holdings Inc. (PHI) filed an application seeking approval of their proposed merger with the New Jersey Board of Public Utilities (BPU). The companies announced their proposed merger on April 30.

•	The combination will bring together Exelon’s three top-performing electric and gas utilities — BGE, ComEd and PECO — and PHI’s three utilities – Atlantic City Electric, Delmarva Power and Pepco — to create the leading mid-Atlantic electric and gas utility.

•	The submission of the filings initiates the regulatory approval process in New Jersey and includes exhibits and testimony that detail the customer, community and economic benefits that would result from the merger.

Merger will deliver direct benefits to Atlantic City Electric customers and communities

The proposed merger will deliver direct benefits for Atlantic City Electric customers.

•	Upon closing of the merger, Exelon will provide an aggregate amount of $29 million to New Jersey for a Customer Investment Fund to be used as the BPU deems appropriate for customer benefits, such as bill credits, assistance for low income customers and energy efficiency measures.

•	Exelon shares Atlantic City Electric’s commitment to the local communities it serves. In New Jersey, Exelon has committed to provide an annual average of charitable contributions and local community support that exceeds Atlantic City Electric’s 2013 level of $709,000.

•	Exelon proposed measures to effectively insulate Atlantic City Electric from potential financial and credit risks of other Exelon businesses, known as “ring-fencing.” These measures are described in detail in the filings.

Local jobs and headquarters will be maintained

Exelon has committed to maintain operational headquarters for all three PHI utilities, including Atlantic City Electric in New Jersey; to no net involuntary merger-related job losses at Atlantic City Electric for at least two years after the merger; and to honor all collective bargaining agreements.

At the close of the merger, Dave Velazquez, currently executive vice president, PHI Power Delivery, will become president and chief executive officer of the PHI utilities. Vince Maione will also remain with Atlantic City Electric as regional president.

PHI’s strong commitment to workforce- and supplier-diversity programs will be honored and maintained.

Commitment to build on reliability improvements with new, more stringent targets

Exelon and PHI are committed to build on the significant reliability improvements under way for Atlantic City Electric.

•	The companies are committed to exceeding the BPU’s reliability standards and further commit that by 2020:

•	Atlantic City Electric’s average outage frequency will not exceed 1.05, a 33 percent improvement over the 2011-2013 period.

•	Atlantic City Electric’s average outage duration will not exceed 100 minutes, a 3 percent improvement over the 2011-2013 period.

•	Compliance with these commitments will be based on a three-year historical average (2018-2020) to account for any abnormal weather variability that may occur in a given year.

•	Exelon has offered to be subject to financial penalties if Atlantic City Electric does not meet its targets.

This reliability commitment is backed by merger testimony showing that Exelon utilities perform at a high level. ComEd and PECO are delivering first-quartile performance, and BGE’s reliability metrics have risen to their best-ever levels since joining Exelon in 2012.

Joining a family of utilities with distinguished emergency-response capabilities with crews and resources located in the mid-Atlantic area will benefit Atlantic City Electric and its customers during major storms, while helping to reduce costs.

Merger will add jobs, inject millions of dollars into local economy

The merger commitments will result in significant economic benefits for New Jersey, as detailed in an economic modeling analysis included in the merger approval filings.

Combined with reliability improvement projects already announced by PHI and underway, the merger commitments will produce approximately 2,600 to 3,600 new jobs and between $265 million to $387 million in benefits to the New Jersey economy. These results are anticipated to be achieved within six years after the merger closes.

*****

The following legends were located at the end of each of the foregoing fact sheets at such times as they were distributed.

Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Exelon Corporation (Exelon) and Pepco Holdings, Inc. (PHI), as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) the companies may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of Exelon or PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of the companies may suffer as a result of uncertainty surrounding the merger; (10) the companies may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (12) the companies may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in Exelon’s and PHI’s respective filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including: (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s First Quarter 2014 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 15; (3) PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 15; and (4) PHI’s First Quarter 2014 Quarterly Report on Form 10-Q in (a) PART I, ITEM 1. Financial Statements, (b) PART I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) PART II, ITEM 1A. Risk Factors. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor PHI undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for Exelon or PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on Exelon’s or PHI’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. PHI intends to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger transaction. PHI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Exelon, PHI and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of PHI’s proxy statement (when it becomes available) may be obtained free of charge from Pepco Holdings, Inc., Corporate Secretary, 701 Ninth Street, N.W., Room 1300, Washington, D.C. 20068. Investors and security holders may also read and copy any reports, statements and other information filed by PHI with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Exelon, PHI, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers is available in its proxy statement filed with the SEC on April 2, 2014 in connection with its 2014 annual meeting of stockholders, and information regarding PHI’s directors and executive officers is available in its proxy statement filed with the SEC on March 25, 2014 in connection with its 2014 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.